UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2007

KMG America Corporation

(Exact Name of Registrant as Specified in Charter)

Virginia	1-32377	20-1377270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12600 Whitewater Drive, Suite 150 Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-4800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger (as such term is defined in Item 5.01 below), on November 30, 2007, KMG America Corporation (“KMG”) notified the New York Stock Exchange (the “NYSE”) that each share of Common Stock (as such term is defined in Item 5.01 below) has been converted into the right to receive $6.20 per share in cash, without interest, and requested that the NYSE file with the Securities and Exchange Commission (“SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 on Form 25 to delist the Common Stock from the NYSE and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company also intends to file with the SEC a Certification and Notice of Termination and Suspension on Form 15, requesting that the Common Stock be deregistered under Section 12(g) of the Exchange Act and suspending KMG’s duty to file reports under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.   Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement (as such term is defined in Item 5.01 below), at the Effective Time (as such term is defined in Item 5.01 below) of the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time of the Merger was converted into the right to receive $6.20 per share in cash, without interest.

Item 5.01.   Changes in Control of Registrant.

On November 30, 2007, pursuant to the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 7, 2007, by and among Humana Inc. (“Humana”), Hum VM, Inc., a wholly-owned subsidiary of Humana (“Merger Sub”), and KMG, Merger Sub was merged with and into KMG (the “Merger”), with KMG surviving after the Merger as a wholly-owned subsidiary of Humana. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger at 5:00 p.m. on November 30, 2007 (the “Effective Time”), each share of KMG’s common stock, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time was converted into the right to receive $6.20 in cash, without interest. Humana used a combination of cash-on-hand and borrowings under its existing five-year $1 billion unsecured revolving credit agreement dated July 14, 2006, with JPMorgan Chase Bank, N.A. as Agent and as CAF Loan Agent, Bank of America, N.A., Citibank, N.A., U.S. Bank National Association, and Wachovia Bank, National Association as Syndication Agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint-Lead Arrangers and Joint Bookrunners, as amended, to fund the aggregate cash merger consideration of approximately $137.7 million. Humana also assumed approximately $50 million of KMG’s existing indebtedness (of which approximately $15 million was repaid at closing).

The description of the Merger Agreement herein is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to KMG’s Current Report on Form 8-K filed with the SEC on September 13, 2007, and is incorporated herein by reference.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, the directors and officers of KMG immediately prior to the effective time of the Merger ceased to be directors and officers of KMG and the directors and officers of Merger Sub became the directors and officers of KMG.

Item 5.03.   Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, the articles of incorporation and bylaws of KMG were amended and restated in their entirety. Such amended and restated articles of incorporation and bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 7.01.   Regulation FD Disclosure.

On November 30, 2007, Humana and KMG issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by KMG under the Securities Act of 1933, as amended.

Item 9.01.   Financial Statements and Exhibits.

(d)     Exhibits.

2.1

Agreement and Plan of Merger, dated as of September 7, 2007, by and among Humana, Merger Sub and KMG (incorporated by reference from Exhibit 2.1 attached to KMG’s Current Report on Form 8-K filed with the SEC on September 13, 2007).

3.1	Amended and Restated Articles of Incorporation of KMG.

3.2	Amended and Restated By-Laws of KMG.

99.1	Press release issued by KMG on November 30, 2007, announcing the completion of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2007

KMG AMERICA CORPORATION
By:	/s/ Kathleen Pellegrino
Kathleen Pellegrino Vice President

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of September 7, 2007, by and among Humana, Merger Sub and KMG (incorporated by reference from Exhibit 2.1 attached to KMG’s Current Report on Form 8-K filed with the SEC on September 13, 2007).

3.1	Amended and Restated Articles of Incorporation of KMG.
3.2	Amended and Restated Bylaws of KMG.
99.1	Press release issued by KMG on November 30, 2007, announcing the completion of the Merger.